Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

MillerKnoll Retirement Plan, formerly known as the Herman Miller, Inc. Profit Sharing and 401(k) Plan
Zeeland, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-258170) of MillerKnoll, Inc. of our report dated June 29, 2022, relating to the financial statements and supplemental schedule of MillerKnoll Retirement Plan, formerly known as the Herman Miller, Inc. Profit Sharing and 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

Grand Rapids, Michigan
June 29, 2022